UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

IVANHOE ENERGY INC.
(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1
(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.1

Ivanhoe Energy Inc. (the “Company”) announced that on March 6, 2015 the Court of Queen’s Bench of Alberta (the “Court”) approved debtor-in-possession (“DIP”) financing on the terms set forth in the term sheet, dated February 27, 2015 (the “DIP Term Sheet”), which allows the Company to borrow US$1 million (approximately C$1.26 million) from Robert Friedland (the “DIP Financing”). Subject to the satisfaction of certain conditions to borrowing, the DIP Financing amount became available upon the March 6th order of the Court.

The proceeds of the DIP Financing will be used for working capital purposes in strict compliance with the order of the Court while the Company works with its creditors to attempt to restructure its outstanding debt. The DIP Financing is subject to a 2% application fee and bears a 13% interest rate, calculated daily, not in advance.

The maturity date of the DIP Financing is the earlier of (i) June 1, 2015, or such later date as Mr. Friedland may agree to, (ii) the effective date of the implementation of a proposal under the Bankruptcy and Insolvency Act (Canada) (the “BIA”) or (iii) an Event of Default (as defined in the DIP Term Sheet).

Mr. Friedland is the Company’s largest shareholder, a holder of its unsecured convertible debt and, as of October 10, 2014, a secured lender.2 The DIP Financing is secured by a first priority charge on the Company's assets and increases the principal amount of Mr. Friedland’s secured loans to the Company to US$6.11 million.

In addition, under the DIP Financing, a second priority administration charge of up to C$500,000 was granted as security for the fees of the proposal trustee, its counsel, the counsel of debenture trustee, and the Company’s counsel under the BIA proceedings. A third priority directors’ charge of up to C$200,000 was granted as security for the indemnification of the Company’s directors and officers against obligations and liabilities incurred as in their capacity as such after the commencement of the BIA proceedings.3

The DIP Financing is subject to certain covenants, including, without limitation, related to the incurrence of additional debt and the encumbrance or disposition of any of the Company’s assets.

The foregoing description of the DIP Financing does not purport to be complete and is qualified in its entirety by reference to the DIP Term Sheet filed as exhibit 10.1 hereto and incorporated herein by reference.

On March 9, 2015, the Company issued a press release with respect to the DIP Financing. A copy of the press release is filed as exhibit 99.1 hereto and incorporated herein by reference.

Item 1.03      Bankruptcy or Receivership.

The information provided in Item 1.01 above related to the DIP Financing approved by the order of the Court is incorporated by reference into this Item 1.03.

The Court also established a claims process and extended the time within which a restructuring proposal must be filed with the official receiver under the BIA to May 5, 2015.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 6, 2015, the Company entered into the DIP Financing.  The information provided in Item 1.01 related to the DIP Financing is incorporated by reference into this Item 2.03.

Item 7.01                      Regulation FD Disclosure.

Court materials and other information about the BIA proceedings are available on the proposal trustee's website at www.ey.com/ca/ivanhoeenergy.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

10.1	DIP Term Sheet, dated as of February 27, 2015, between Ivanhoe Energy Inc., as Borrower and Robert Martin Friedland, as Lender

99.1	Press Release dated March 9, 2015

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 12, 2015

IVANHOE ENERGY INC.
By:	“William Parry”
Name: William Parry Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	DIP Term Sheet, dated as of February 27, 2015, between Ivanhoe Energy Inc., as Borrower and Robert Martin Friedland, as Lender
99.1	Press Release dated March 9, 2015